Exhibit 99.1

Hexcel Reports Strong Results for Second Quarter 2005

    STAMFORD, Conn.--(BUSINESS WIRE)--July 25, 2005--Hexcel
Corporation (NYSE/PCX: HXL):

    Second quarter, 2005 compared to second quarter, 2004

    -- Net sales up 14.4% to $311.3 million with commercial aerospace up 25.6%

    -- Operating income up 42.5% to $36.9 million or 11.9% of net sales versus $ 25.9 million or 9.5%

    -- Total debt, net of cash, decreases by $22.0 million to $434.8 million

    --  Diluted earnings per common share increases by 180% to $0.28




                                          Unaudited       Unaudited
                                       --------------- ---------------
                                        Quarter Ended    Six Months
                                                            Ended
                                           June 30,        June 30,
                                       --------------- ---------------
(In millions, except per share data)     2005    2004    2005    2004
-------------------------------------- ------- ------- ------- -------
Net sales                              $311.3  $272.2  $601.9  $535.0
Gross margin %                           22.7%   22.6%   22.7%   21.7%
Operating income                        $36.9   $25.9   $69.8   $49.6
Operating income %                       11.9%    9.5%   11.6%    9.3%
Non-operating expense, net               $0.6    $0.5   $40.9    $0.6
Provision for income taxes (a)           $3.6    $5.2    $7.2    $8.6
Equity in earnings of affiliated
 companies                               $0.9    $0.5    $1.4    $0.8
Net income                              $26.2    $8.8    $3.8   $16.9
Deemed preferred dividends and
 accretion                              $(2.3)  $(3.1)  $(4.6)  $(6.2)
Net income (loss) available to common
 shareholders                           $23.9    $5.7   $(0.8)  $10.7
Diluted net income (loss) per common
 share                                  $0.28   $0.10  $(0.01)  $0.19
-------------------------------------- ------- ------- ------- -------


    (a) The Company's tax provision primarily reflects taxes on the income of its foreign subsidiaries. The Company will continue to adjust its tax provision rate through the establishment, or release, of a non-cash valuation allowance attributable to currently generated U.S. and Belgian pre-tax income (losses) until such time as the U.S. and Belgian operations, respectively, have evidenced the ability to consistently generate income such that in future years management can reasonably expect that the deferred tax assets can be utilized, at which point some or all of the current valuation allowance would be reversed.



                           Constant Currency

To assist in the interpretation of the Company's net sales trend, the value of total net sales and sales by market for the second quarter and first six months of 2005, as disclosed in this news release, has been estimated using the same U.S. dollar, British pound and Euro exchange rates as applied for the respective period in 2004. Such estimated net sales are titled "constant currency" in this news release. Actual sales by market segment are provided in Table A attached.


    Hexcel Corporation (NYSE/PCX: HXL) today reported strong results for the second quarter of 2005. Net sales for the second quarter of 2005 were $311.3 million, 14.4% higher than the $272.2 million reported for the second quarter of 2004. Operating income for the second quarter of 2005 was $36.9 million compared to $25.9 million for the same quarter last year, a 42.5% increase. Operating income margin as a percentage of sales increased to 11.9% from 9.5% in the second quarter of 2004. Net income for the quarter was $26.2 million compared to net income of $8.8 million in the second quarter of 2004. The non-cash expense related to deemed preferred dividends and accretion was $2.3 million compared to $3.1 million in the second quarter of 2004. Net income available to common shareholders for the quarter was $23.9 million, or $0.28 per diluted common share, compared to net income of $5.7 million, or $0.10 per diluted common share, for the second quarter of 2004.
    Included as part of other (income) expense in operating income are gains on the sale of assets of $1.4 million and $4.0 million in the second quarter of 2005 and 2004, respectively, and accruals for certain legal matters of $0.5 million in 2005 and $5.5 million in 2004. In addition, the Company established a $0.6 million bad debt provision, which was included in selling, general and administrative expenses during the second quarter of 2005, against the remainder of its accounts receivable from Second Chance Body Armor, Inc. ("Second Chance"), a ballistics customer that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2004. Depreciation expense for the quarter was $11.8 million compared to $13.2 million in the second quarter of 2004, while business consolidation and restructuring expenses for the quarter were $0.4 million compared to $0.9 million in the second quarter of 2004.

    Chief Executive Officer Comments

    "This quarter represents Hexcel's strongest financial performance since 1998. At 11.9% operating margin, it was our sixth consecutive quarter of year on year growth in both operating income and operating margin." said Chairman, President and CEO, Mr. David E. Berges. "Further, with good overhead control and the benefit of our recent debt refinancing, we nearly tripled our net income this quarter compared to a year ago."
    Mr. Berges concluded: "We continue to see positive developments in the commercial aerospace market. Boeing and Airbus continue to report increased new aircraft orders compared to last year. Reports from the Paris air show indicated the rapidly growing demand for the Boeing 787 and Airbus A350 aircraft, two aircraft that symbolize the step change in composite usage within the commercial aerospace market. These planes will enter into production later in the decade. The significantly greater composite content on these aircraft offers the potential that our commercial aerospace sales will continue to grow even if growth in aircraft deliveries slows down. In the nearer term, we believe we will continue to see the positive benefits in our results from the growth in production of the current generation of commercial aircraft and the introduction of the Airbus A380."

    Revenue Trends

    To provide a better understanding of the real underlying trends, we have again provided constant currency revenues in our discussion of revenue trends by market. Actual sales by market segment are provided in Table A. In constant currency, revenues for the second quarter of 2005 were $307.4 million, or 12.9% higher than the second quarter of 2004.
    In constant currency, commercial aerospace segment revenues were $142.8 million for the second quarter of 2005, an increase of 24.6% over revenues of $114.6 million reported for the second quarter of 2004, primarily as a result of increased aircraft production by Airbus and Boeing. With further production increases announced by Boeing and Airbus in 2006, the Company expects growth in commercial aerospace sales to continue in the second half of 2005 and into 2006. The push back by Airbus of some of its initial A380 deliveries is not anticipated to significantly impact revenue growth.
    Industrial market segment revenues in constant currency for the quarter were $96.3 million, an increase of 4.0% compared to a strong quarter with revenues of $92.6 million last year. Sales of composites products to wind energy applications increased significantly this quarter compared to the second quarter of 2004 and led the overall growth of the industrial market segment, reflecting the underlying growth in global wind turbine installations and share gains the Company made in 2004. The Company continues to anticipate significant growth from wind energy applications will be sustained for the full year 2005 compared to 2004, continuing to drive overall industrial revenue growth. Demand for the Company's reinforcement fabrics used in ballistic applications remained robust, but were lower than the second quarter, 2004 when the Company had record ballistic sales. Sales to Second Chance for the second quarter and year-to-date were significantly lower compared to 2004, corresponding to lower levels of business at Second Chance as they try to reorganize under Chapter 11 of the U.S. Bankruptcy Code. As in the first quarter, 2005, aggregate revenues from all other industrial applications were modestly lower than in the same quarter last year. The shortage of carbon fiber for non-aerospace applications as a result of the rapid upturn in aerospace demand continued to limit industrial growth opportunities in the quarter.
    Space & defense revenues in constant currency of $53.1 million were up 7.3%, compared to revenues of $49.5 million in the second quarter of 2004. The Company's revenues from military and space programs tend to vary from quarter to quarter more than revenues from programs in other market segments, due to customer ordering patterns and the timing of manufacturing campaigns.
    Electronics market segment revenues for the quarter in constant currency were $15.2 million, 1.9% lower than the second quarter 2004 revenues of $15.5 million. While the Company remains focused on high-technology and specialty applications for its electronic materials and is targeting growth in these applications, future performance in this segment remains difficult to predict.

    Taxes

    The Company recorded a tax provision of $3.6 million for the quarter primarily reflecting taxes on income of its foreign subsidiaries. The Company continues to adjust its tax provision rate through the establishment, or release, of a non-cash valuation allowance attributable to currently generated U.S. and Belgian net pre-tax income (losses). This practice will continue until such time as the U.S. and Belgian operations, respectively, have evidenced the ability to consistently generate income such that in future years management can reasonably expect that the deferred tax assets can be utilized. While the performance of the Company's U.S. operations has improved significantly in recent quarters, the Company needs to evidence sustained performance in its reported results before it can conclude to reverse some or all of its valuation allowance. Until such time as it reverses the valuation allowance, the Company will continue to report earnings without a tax provision on its U.S. pre-tax income (losses). At such time that the Company reverses the valuation allowance, it will start to record a provision for income taxes on its U.S. income and as a result its tax provision rate shall increase to more normalized levels.

    Debt and Interest Expense

    Total debt, net of cash decreased in the quarter by $22.0 million to $434.8 million as of June 30, 2005 (see Table G for the components of net debt).
    Interest expense during the quarter was $7.4 million compared to $11.9 million in both the first quarter of 2005 and the second quarter of 2004. The reduction in interest expense reflects the benefits of lower interest rates as a result of the Company's debt refinancing which occurred during the first quarter of 2005 (see Table C for the components of interest expense).

    Hexcel will host a conference call at 12:00 P.M. EDT, tomorrow, July 26, 2005 to discuss the second quarter results and respond to questions. The telephone number for the conference call is (913) 981-5520 and the confirmation code is 4444169. The call will be simultaneously hosted on Hexcel's web site at www.hexcel.com/investors/index.html. Replays of the call will be available on the web site for approximately three days.

    Hexcel Corporation is a leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and composite structures for use in commercial aerospace, space and defense, electronics, and industrial applications.

    Disclaimer on Forward Looking Statements

    This press release contains statements that are forward looking, including statements relating to anticipated trends in the market segments the Company serves (including increases in production of commercial aircraft, increased composite penetration of commercial aircraft and the growth in revenues from wind energy applications), quarterly interest expense, and the Company's focus on generating cash. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to changing market conditions, increased competition, product mix, inability to achieve planned manufacturing improvements and cost reductions, conditions in the financial markets and changes in currency exchange rates. Additional risk factors are described in the Company's filings with the SEC. The Company does not undertake an obligation to update its forward-looking statements to reflect future events.




Hexcel Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
----------------------------------------------------------------------
                                                   Unaudited
                                         -----------------------------
                                         Quarter Ended    Six Months
                                            June 30,    Ended June 30,
(In millions, except per share data)      2005    2004    2005   2004
----------------------------------------------------------------------
Net sales                                $311.3 $272.2  $601.9 $535.0
Cost of sales                             240.7  210.7   465.5  418.9
----------------------------------------------------------------------

 Gross margin                              70.6   61.5   136.4  116.1

Selling, general and administrative
 expenses                                  28.2   28.2    54.8   53.7
Research and technology expenses            6.0    5.0    11.7    9.9
Business consolidation and restructuring
 expenses                                   0.4    0.9     0.8    1.4
Other (income) expense, net                (0.9)   1.5    (0.7)   1.5
----------------------------------------------------------------------

  Operating income                         36.9   25.9    69.8   49.6

Interest expense                            7.4   11.9    19.3   24.3
Non-operating expense, net                  0.6    0.5    40.9    0.6
----------------------------------------------------------------------

 Income before income taxes                28.9   13.5     9.6   24.7
Provision for income taxes                  3.6    5.2     7.2    8.6
----------------------------------------------------------------------

 Income before equity in earnings          25.3    8.3     2.4   16.1
Equity in earnings of affiliated
 companies                                  0.9    0.5     1.4    0.8
----------------------------------------------------------------------

  Net income                               26.2    8.8     3.8   16.9
Deemed preferred dividends and accretion   (2.3)  (3.1)   (4.6)  (6.2)
----------------------------------------------------------------------
  Net income (loss) available to common
   shareholders                          $ 23.9 $  5.7  $ (0.8)$ 10.7
----------------------------------------------------------------------


Net income (loss) per common share (a):

 Basic                                   $ 0.44 $ 0.14  $(0.01)$ 0.27
 Diluted                                 $ 0.28 $ 0.10  $(0.01)$ 0.19

Weighted-average common shares (a):

 Basic                                     54.5   39.2    54.2   39.0
  Diluted                                  94.9   91.3    54.2   91.2
----------------------------------------------------------------------
(a) Refer to Table F for further information relating to the computations of basic and diluted net income (loss) per common share.





Hexcel Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
----------------------------------------------------------------------
                                                   Unaudited
                                         -----------------------------
(In millions, except per share data)   June 30, March 31, December 31,
                                          2005    2005       2004
----------------------------------------------------------------------
Assets
Current assets:
 Cash and cash equivalents              $  18.5  $  26.2    $   57.2
 Accounts receivable, net                 176.4    169.8       153.5
 Inventories, net                         154.6    160.1       144.2
 Prepaid expenses and other current
  assets                                   13.7     12.8        18.4
----------------------------------------------------------------------
 Total current assets                     363.2    368.9       373.3

Property, plant and equipment             705.8    715.4       734.0
Less accumulated depreciation            (441.7)  (442.4)     (447.4)
----------------------------------------------------------------------
 Net property, plant and equipment        264.1    273.0       286.6

Goodwill                                   75.7     76.6        78.3
Investments in affiliated companies        14.0     14.1         5.5
Other assets                               36.3     33.7        33.1
----------------------------------------------------------------------
Total assets                            $ 753.3  $ 766.3    $  776.8
----------------------------------------------------------------------


Liabilities and Stockholders' Equity
 (Deficit)
Current liabilities:
 Notes payable and current maturities of
  capital lease obligations             $   5.4  $   4.6    $    1.0
 Accounts payable                          90.8     97.7        94.8
 Accrued liabilities                       92.6     91.1       120.2
----------------------------------------------------------------------
 Total current liabilities                188.8    193.4       216.0

Long-term notes payable and capital lease
 obligations                              447.9    478.4       430.4
Other non-current liabilities              65.8     62.0        64.3
----------------------------------------------------------------------
Total liabilities                         702.5    733.8       710.7

Mandatorily redeemable convertible
 preferred stock, 0.125 shares
   of series A and 0.125 shares of series
    B authorized, 0.101 shares of
   series A and 0.047 shares of series B
    issued and outstanding                 95.0     92.8        90.5

Stockholders' equity (deficit):
Preferred stock, no par value, 20.0
 shares authorized, no shares
 issued or outstanding                        -        -           -
Common stock, $0.01 par value, 200.0
 shares authorized,
   and 56.3 shares issued at June 30,
    2005, 55.8 shares issued at
   March 31, 2005 and 55.0 shares issued
    at December 31, 2004                    0.6      0.6         0.5
Additional paid-in capital                338.3    336.3       334.5
Accumulated deficit                      (360.0)  (386.2)     (363.8)
Accumulated other comprehensive income
 (loss)                                    (7.7)     4.4        18.4
----------------------------------------------------------------------
                                          (28.8)   (44.9)      (10.4)
Less - Treasury stock, at cost, 1.5
 shares at June 30, 2005 and
   March 31, 2005 and 1.4 shares at
    December 31, 2004                     (15.4)   (15.4)      (14.0)
----------------------------------------------------------------------
Total stockholders' equity (deficit)      (44.2)   (60.3)      (24.4)
----------------------------------------------------------------------
Total liabilities and stockholders'
 equity (deficit)                       $ 753.3  $ 766.3    $  776.8
----------------------------------------------------------------------
Total debt, net of cash                 $ 434.8  $ 456.8    $  374.2
----------------------------------------------------------------------






Hexcel Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
----------------------------------------------------------------------
                                                  Unaudited
                                        ------------------------------
                                         Quarter Ended    Six Months
                                            June 30,    Ended June 30,
(In millions)                             2005   2004     2005   2004
----------------------------------------------------------------------

Cash flows from operating activities
 Net income                             $ 26.2 $  8.8  $   3.8 $ 16.9
 Reconciliation to net cash provided by
  (used for) operating
  activities:
  Depreciation                            11.8   13.2     24.1   26.5
  Amortization of debt discount and
   deferred financing costs                0.4    0.8      1.2    1.7
  Deferred income taxes (benefit)          0.3    0.1      0.3   (0.1)
  Business consolidation and
   restructuring expenses                  0.4    0.9      0.8    1.4
  Business consolidation and
   restructuring payments                 (0.3)  (1.3)    (1.1)  (2.8)
  Equity in earnings of affiliated
   companies                              (0.9)  (0.5)    (1.4)  (0.8)
  Working capital changes and other      (15.1)  (3.8)   (31.2) (21.9)
----------------------------------------------------------------------
 Net cash provided by (used for)
  operating activities                    22.8   18.2     (3.5)  20.9
----------------------------------------------------------------------

Cash flows from investing activities
 Capital expenditures                     (9.1)  (7.3)   (16.6) (11.8)
 Proceeds from the sale of assets          1.4    6.5      1.4    6.5
 Dividends from affiliated companies       1.1    1.5      1.1    1.5
 Investment in affiliated companies          -      -     (7.5)     -
----------------------------------------------------------------------
 Net cash provided by (used for)
  investing activities                    (6.6)   0.7    (21.6)  (3.8)
----------------------------------------------------------------------

Cash flows from financing activities
 Proceeds from 6.75% senior subordinated
  notes                                      -      -    225.0      -
 Proceeds from (repayments of) senior
  secured credit
   facilities, net                       (32.0)  11.2    220.0    7.8
 Repayments of 9.75% senior subordinated
  notes                                      -  (12.4)  (285.3) (22.9)
 Redemption of 7.0% convertible
  subordinated debentures                    -      -    (19.2)     -
 Redemption of 9.875% senior secured
  notes                                      -      -   (125.0)     -
 Proceeds from (repayments of) capital
  lease obligations
   and other debt, net                     2.7    0.6      4.1   (1.2)
 Issuance costs related to debt
  offerings                               (0.4)     -    (12.2)     -
 Debt retirement costs                       -      -    (30.0)     -
 Activity under stock plans                3.5    2.3      5.8    1.9
----------------------------------------------------------------------
 Net cash provided by (used for)
  financing activities                   (26.2)   1.7    (16.8) (14.4)
                                        ------------------------------
Effect of exchange rate changes on cash
 and cash equivalents                      2.3    0.5      3.2    0.7
----------------------------------------------------------------------
Net increase (decrease) in cash and cash
 equivalents                              (7.7)  21.1    (38.7)   3.4
Cash and cash equivalents at beginning
 of period                                26.2   24.0     57.2   41.7
----------------------------------------------------------------------
Cash and cash equivalents at end of
 period                                 $ 18.5 $ 45.1  $  18.5 $ 45.1
----------------------------------------------------------------------

Supplemental Data:
  Cash interest paid                    $  2.1 $  7.2  $  26.4 $ 24.4
  Cash taxes paid                       $  4.3 $  2.0  $   6.9 $  5.4
----------------------------------------------------------------------




Hexcel Corporation and Subsidiaries                            Table A
Net Sales to Third-Party Customers by Product Group and Market Segment
----------------------------------------------------------------------
                                          Unaudited
                     -------------------------------------------------
(In millions)        Commercial             Space &
                     Aerospace  Industrial  Defense  Electronics Total
------------------------------- ----------  -------  ----------- -----

Second Quarter 2005 Net
 Sales
Reinforcements           $ 18.5    $ 43.3   $    -     $15.4   $ 77.2
Composites                108.2      54.9     50.4         -    213.5
Structures                 17.2         -      3.4         -     20.6
----------------------------------------------------------------------
Total                     143.9      98.2     53.8      15.4    311.3
                             46%       32%      17%        5%    100%
----------------------------------------------------------------------

First Quarter 2005 Net Sales
Reinforcements           $ 17.3    $ 42.8   $    -     $16.8   $ 76.9
Composites                 98.3      50.6     46.8         -    195.7
Structures                 15.6         -      2.4         -     18.0
----------------------------------------------------------------------
Total                     131.2      93.4     49.2      16.8    290.6
                             45%       32%      17%        6%     100%
----------------------------------------------------------------------

Second Quarter 2004 Net
 Sales
Reinforcements           $ 15.9    $ 53.5   $    -     $15.5   $ 84.9
Composites                 83.6      39.1     47.0         -    169.7
Structures                 15.1         -      2.5         -     17.6
----------------------------------------------------------------------
Total                     114.6      92.6     49.5      15.5    272.2
                             42%       34%      18%        6%     100%
----------------------------------------------------------------------

First Six Months 2005
 Net Sales
Reinforcements           $ 35.8    $ 86.1   $    -     $32.2   $154.1
Composites                206.5     105.5     97.2         -    409.2
Structures                 32.8         -      5.8         -     38.6
----------------------------------------------------------------------
Total                     275.1     191.6    103.0      32.2    601.9
                             46%       32%      17%        5%     100%
----------------------------------------------------------------------

First Six Months 2004
 Net Sales
Reinforcements           $ 30.8    $ 96.9   $    -     $31.3   $159.0
Composites                164.1      80.6     96.1         -    340.8
Structures                 30.2         -      5.0         -     35.2
----------------------------------------------------------------------
Total                     225.1     177.5    101.1      31.3    535.0
                             42%       33%      19%        6%     100%
----------------------------------------------------------------------




Hexcel Corporation and Subsidiaries                            Table B
Segment Data
----------------------------------------------------------------------
                                        Unaudited
                 -----------------------------------------------------
(In millions)
                                                       Corporate
                 Reinforcements  Composites Structures  & Other  Total
                                                          (a)
-------------------------------  ---------- ---------- --------- -----

Second Quarter 2005
--------------------------------- ------------------------------------
  Net sales to
   external
   customers       $       77.2  $  213.5  $  20.6   $     -   $311.3
  Intersegment
   sales                   33.1       6.0        -         -     39.1
----------------------------------------------------------------------
    Total sales           110.3     219.5     20.6         -    350.4

  Operating income
   (loss)                  11.6      31.4      2.2      (8.3)    36.9
  Depreciation              3.5       7.9      0.4         -     11.8
Business
 consolidation and
     restructuring
      expenses                -       0.4        -         -      0.4
  Capital
   expenditures             1.8       7.2        -       0.1      9.1
--------------------------------- ------------------------------------

First Quarter 2005
--------------------------------- ------------------------------------
  Net sales to
   external
   customers       $       76.9  $  195.7  $  18.0   $     -   $290.6
  Intersegment
   sales                   36.4       6.5        -         -     42.9
--------------------------------- ------------------------------------
    Total sales           113.3     202.2     18.0         -    333.5

  Operating income
   (loss)                  12.1      28.1      1.1      (8.4)    32.9
  Depreciation              3.7       8.1      0.5         -     12.3
Business
 consolidation and
     restructuring
      expenses                -       0.4        -       0.1      0.4
  Capital
   expenditures             0.5       6.9        -         -      7.5
--------------------------------- ------------------------------------

Second Quarter 2004
--------------------------------- ------------------------------------
  Net sales to
   external
   customers       $       84.9  $  169.7  $  17.6   $     -   $272.2
  Intersegment
   sales                   26.9       4.4        -         -     31.3
--------------------------------- ------------------------------------
    Total sales           111.8     174.1     17.6         -    303.5

  Operating income
   (loss)                  13.0      27.2      0.8     (15.1)    25.9
  Depreciation              4.2       8.5      0.5         -     13.2
Business
 consolidation and
     restructuring
      expenses              0.3       0.6        -         -      0.9
  Capital
   expenditures             2.1       4.2      0.1       0.9      7.3
--------------------------------- ------------------------------------


First Six Months
 2005
--------------------------------- ------------------------------------
  Net sales to
   external
   customers       $      154.1  $  409.2  $  38.6   $     -   $601.9
  Intersegment
   sales                   69.5      12.5        -         -     82.0
----------------------------------------------------------------------
    Total sales           223.6     421.7     38.6         -    683.9

  Operating income
   (loss)                  23.7      59.5      3.3     (16.7)    69.8
  Depreciation              7.2      16.0      0.9         -     24.1
Business
 consolidation and
     restructuring
      expenses                -       0.8        -         -      0.8
  Capital
   expenditures             2.3      14.1        -       0.2     16.6
----------------------------------------------------------------------

First Six Months
 2004
--------------------------------- ------------------------------------
  Net sales to
   external
   customers       $      159.0  $  340.8  $  35.2    $    -   $535.0
  Intersegment
   sales                   53.3       9.0        -         -     62.3
----------------------------------------------------------------------
    Total sales           212.3     349.8     35.2         -    597.3

  Operating income
   (loss)                  20.6      49.8      1.3     (22.1)    49.6
  Depreciation              8.4      17.1      1.0         -     26.5
Business
 consolidation and
     restructuring
      expenses              0.5       1.0        -      (0.1)     1.4
  Capital
   expenditures             3.6       7.2      0.1       0.9     11.8
----------------------------------------------------------------------
(a) The Company does not allocate corporate expenses to its business segments.





Hexcel Corporation and Subsidiaries                            Table C
Schedule of Interest Expense
----------------------------------------------------------------------
                                                    Unaudited
                                           ---------------------------
                                             Quarter      Six Months
                                              Ended         Ended
                                             June 30,      June 30,
(In millions)                              2005   2004    2005   2004
----------------------------------------------------------------------

Interest on debt instruments              $ 6.8  $10.8   $17.4  $21.9
Banking, commitment and other fees          0.2    0.3     0.7    0.7
Amortization of financing costs and
 discounts (non-cash)                       0.4    0.8     1.2    1.7
----------------------------------------------------------------------
Interest Expense                          $ 7.4  $11.9   $19.3  $24.3
----------------------------------------------------------------------






Hexcel Corporation and Subsidiaries                            Table D
Schedule of Other (Income) Expense, Net
----------------------------------------------------------------------
                                                     Unaudited
                                           ---------------------------
                                             Quarter      Six Months
                                              Ended         Ended
                                             June 30,      June 30,
(In millions)                              2005   2004    2005   2004
----------------------------------------------------------------------

Gain on sale of assets                    $(1.4) $(4.0)  $(1.4) $(4.0)
Accrual for certain legal matters           0.5    5.5     0.7    5.5
----------------------------------------------------------------------
Other (Income) Expense, Net               $(0.9) $ 1.5   $(0.7) $ 1.5
----------------------------------------------------------------------






Hexcel Corporation and Subsidiaries                            Table E
Schedule of Non-Operating Expense, Net
----------------------------------------------------------------------
                                                     Unaudited
                                           ---------------------------
                                              Quarter     Six Months
                                               Ended        Ended
                                              June 30,     June 30,
(In millions)                              2005   2004    2005   2004
----------------------------------------------------------------------

(Gain) from the de-mutualization of an
 insurance company                         $  -  $(0.4)  $   -  $(1.0)
Loss on early retirement of debt, net       0.6    0.9    40.9    1.6
----------------------------------------------------------------------
Non-Operating Expense, Net                 $0.6  $ 0.5   $40.9  $ 0.6
----------------------------------------------------------------------




Hexcel Corporation and Subsidiaries                            Table F
Schedule of Net Income (Loss) Per Common Share
----------------------------------------------------------------------
                                                    Unaudited
                                          ----------------------------
                                            Quarter       Six Months
                                             Ended          Ended
                                           June 30,        June 30,
(In millions, except per share data)      2005   2004     2005  2004
----------------------------------------------------------------------

Basic net income (loss) per common share:
Net income                                $26.2  $ 8.8  $  3.8  $16.9
Deemed preferred dividends and accretion   (2.3)  (3.1)   (4.6)  (6.2)
----------------------------------------------------------------------
  Net income (loss) available to common
   shareholders                           $23.9  $ 5.7  $ (0.8) $10.7
----------------------------------------------------------------------

  Weighted average common shares
   outstanding                             54.5   39.2    54.2   39.0

Basic net income (loss) per common share  $0.44  $0.14  $(0.01) $0.27
----------------------------------------------------------------------

Diluted net income (loss) per common share:
Net income                                $26.2  $ 8.8  $  3.8  $16.9
Deemed preferred dividends and accretion   (2.3)  (3.1)   (4.6)  (6.2)
----------------------------------------------------------------------
Net income (loss) available to common
 shareholders                             $23.9  $ 5.7  $ (0.8) $10.7
Plus: Deemed preferred dividends and
 accretion                                  2.3    3.1       -    6.2
----------------------------------------------------------------------
  Net income (loss) available to common
   shareholders plus assumed conversions  $26.2  $ 8.8  $ (0.8) $16.9
----------------------------------------------------------------------

Weighted average common shares
 outstanding - Basic                       54.5   39.2    54.2   39.0

Plus incremental shares from assumed
 conversions:
  Restricted stock units                    0.5    0.4       -    0.4
  Stock options                             3.1    1.9       -    2.0
  Convertible preferred stock              36.8   49.8       -   49.8
----------------------------------------------------------------------
  Weighted average common shares outstanding
   - Dilutive (a)                          94.9   91.3    54.2   91.2
----------------------------------------------------------------------

Diluted net income (loss)
 per common share                         $0.28  $0.10  $(0.01) $0.19
----------------------------------------------------------------------

    (a) Due to the refinancing expense, the assumed conversion of the mandatorily redeemable convertible preferred stock, restricted stock units and stock options into shares of common stock in the computation of diluted earnings per share were anti-dilutive for the six month period ended June 30, 2005 and, as such, the basic weighted average common share count of
        54.2 million was used in the diluted earnings per share computation. Had we not incurred the $40.3 million charge during the first quarter of 2005, the Company would have calculated diluted earnings per share based on a diluted weighted average share count of 94.5 million.






Hexcel Corporation and Subsidiaries                            Table G
Schedule of Net Debt
----------------------------------------------------------------------
                                                      Unaudited
                                                ----------------------
(In millions)                                    June  March  December
                                                  30,    31,     31,
                                                 2005   2005    2004
----------------------------------------------------------------------
Senior Secured Credit Facility - Revolver, due
 2010                                           $ 35.0  $ 27.0  $    -
Senior Secured Credit Facility - Term B Loan,
 due 2012                                        185.0   225.0       -
European credit and overdraft facilities           4.6     2.1     0.7
6.75% Senior Subordinated Notes, due 2015        225.0   225.0       -
9.875% Senior secured notes, due 2008, net of
 unamortized discount of $0.9 at
 December 31, 2004                                   -      -    124.1
9.75% Senior subordinated notes, due 2009, net
 of unamortized discount of $0.6 at
 December 31, 2004 (a)                               -      -    283.3
7.0% Convertible subordinated debentures,
 due 2011                                            -      -     19.2
----------------------------------------------------------------------
Total notes payable                              449.6  479.1    427.3
Capital lease obligations                          3.7    3.9      4.1
----------------------------------------------------------------------
Total notes payable and capital lease
 obligations                                    $453.3 $483.0   $431.4
----------------------------------------------------------------------

Cash and cash equivalents                         18.5   26.2     57.2
----------------------------------------------------------------------
Net Debt                                        $434.8 $456.8   $374.2
----------------------------------------------------------------------

    (a) Includes a decrease of $1.4 million at December 31, 2004 for derivative contracts under SFAS No. 133. During the fourth quarter of 2003, the Company entered into interest rate swap agreements for an aggregate notional amount of $100.0 million, effectively converting the fixed interest rate of 9.75% into variable interest rates.



    CONTACT: Hexcel Corporation
             Investors:
             Stephen C. Forsyth, 203-969-0666 ext. 425 stephen.forsyth@hexcel.com or
             Media:
             Michael Bacal, 203-969-0666 ext. 426
             michael.bacal@hexcel.com